Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

NOVARAY MEDICAL, INC.

Senior Secured 12% Convertible Bridge Note

Date: July 2, 2009

$2,750,000

For value received, NOVARAY MEDICAL, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Vision Opportunity Master Fund, Ltd. (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of two million seven hundred fifty thousand dollars ($2,750,000) dollars, together with interest thereon. The Company is issuing this senior secured 12% convertible bridge note (the “Note”) to the Holder pursuant to the Purchase Agreement (as defined in Section 1.1 hereof). Any other senior secured 12% convertible bridge notes issued pursuant to the Purchase Agreement shall hereinafter be referred to as the “Other Notes” and such Holders as the “Other Holders”, collectively, this Note and the Other Notes are referred to as the “Notes.”

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Purchase Agreement or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. Unless otherwise converted into shares of Qualified Financing Stock or exchanged for a warrant to purchase Common Stock in accordance with the terms of this Note, the outstanding principal balance and all accrued Interest (as defined herein) of this Note shall be due and payable on December 31, 2009 (the “Maturity Date”) or at such earlier time as provided herein.

This Note is secured by a Security Agreement dated the date hereof (the “Security Agreement”) of the Company in favor of the Holder covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements in connection with the Security Agreement and any and all other documents executed and delivered by the Company to the Holder under which the Holder is granted liens on assets of the Company are collectively referred to as the “Security Documents.”

ARTICLE I

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of July 2, 2009 (the “Purchase Agreement”) by and among the Company and the purchasers listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest (“Interest”), at a rate per annum equal to twelve percent (12%), so long as any principal amount evidenced by this Note remains outstanding. Interest shall be payable in cash on the Maturity Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Company will pay Interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default through the date of payment at a new rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum (the “Default Rate”).

Section 1.3 Ranking and Covenants. The Company hereby represents and warrants to the Holder as of the Issuance Date (except as set forth in the schedule of exceptions delivered by the Company to the Holder) as follows:

(a) Subject to the pay-off of debt owed to Triple Ring Technologies, Inc. and the concomitant release of its lien on all Company assets, no indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Except for Permitted Encumbrances (as defined below), the Company will not, and will not permit any subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior in any respect to the Company’s obligations under the Notes, and the Company will not, and will not permit any subsidiary to, directly or indirectly, incur any lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except for indebtedness with respect to capital leases incurred in the ordinary course of business.

(b) So long as any principal amount on any Notes are outstanding, neither the Company nor any subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any of the Company’s capital stock or set aside any monies for such a redemption, purchase or other acquisition except for repurchases of shares of Common Stock pursuant to that certain restricted stock purchase agreement dated October 23, 2006 with Jack Price and exchange of Series A Preferred Stock of the Company for Series A-1 Preferred Stock and cash pursuant to the Exchange Agreements (as defined in the Purchase Agreement).

(c) The Company shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the Uniform Commercial Code (the “UCC”), and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable jurisdiction which are necessary and/or advisable at the request of the Holder or its counsel in order to maintain in favor of the Holder of this Note, a valid and perfected lien on the Collateral (as defined in the Security Agreement).

Section 1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued Interest payable on such date.

Section 1.5 Transfer. Except as set forth below, this Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder. This Note may not be transferred or sold or pledged, hypothecated or otherwise granted as security by the Holder by operation of law or otherwise to any competitor of the Company, General Electric Co., Koninklijke Philips Electronics N.V., Siemens AG, Toshiba Corporation, Baytree Capital Associates, LLC or any of their affiliates without written consent of the Company.

Section 1.6 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Company, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make any principal or Interest payments due under this Note on the date such payments are due and such default is not fully cured within two (2) business days after the occurrence thereof; or

(b) default shall be made in the performance or observance of any covenant, condition or agreement contained in this Note or any other Transaction Document and such default is not fully cured within fifteen (15) business days after the Holder delivers written notice to the Company of the occurrence thereof; or

(c) any material representation or warranty made by the Company herein or in the Purchase Agreement, the Other Notes, the Warrants, the Security Documents or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) issue a notice of bankruptcy of ceased operations or issue a press release regarding same; or

(e) a proceeding or case shall be commenced in respect of the Company by a party other than a Holder or Other Holder, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

(f) the occurrence of a material event of default under any other Transaction Document not otherwise provided for in Section 2.1(a), (b), (c), (d) or (e) hereof.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all Interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1(d) or (e), the outstanding principal balance and accrued Interest hereunder shall be automatically due and payable, or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Documents or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

MANDATORY CONVERSION; ANTI-DILUTION; ETC.

Section 3.1 Mandatory Conversion. Effective as of the closing (the “Mandatory Conversion Date”) of a Qualified Financing (as defined below) and subject to Section 3.4 below, any and all outstanding principal and accrued Interest represented by this Note shall automatically (without further act or deed of the Holder or the Company) convert (the “Mandatory Conversion”) into the type or package of securities of the Company issued or issuable by the Company in the Qualified Financing (the “Qualified Financing Stock”) by dividing (x) the outstanding principal balance and accrued Interest under this Note as of the Mandatory Conversion Date by (y) a conversion price which shall be equal to the lesser of (i) eighty-five percent (85%) of the price per share at which the Company sells a share of Qualified Financing Stock in the Qualified Financing or (ii) the Conversion Price (as defined in Section 3.2(a)). A “Qualified Financing” shall occur when a sale by the Company of shares of equity of the Company to one or more purchasers generates not less than gross proceeds to the Company of $5,000,000 (exclusive of amounts paid for cancellation or conversion of the Notes) prior to the Maturity Date in a transaction or series of related transactions as part of multiple closings under materially similar set of terms. Qualified Financing Stock shall include subsequent issuances of equity issued pursuant to definitive agreements for such Qualified Financing. The Company shall cause notice of the Mandatory Conversion (the “Mandatory Conversion Notice”) to be mailed to the Holder, at such Holder’s address, at least ten (10) days prior to the Mandatory Conversion Date. On or before the Mandatory Conversion Date, the Holder shall surrender this Note at the place designated in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Qualified Financing Stock which shall be issuable on such conversion shall be issued.

Section 3.2 Conversion Price.

(a) The term “Conversion Price” shall mean $2.67, subject to adjustment under Section 3.5 hereof.

(b) The term “Conversion Securities” shall mean Qualified Financing Stock issuable upon a Mandatory Conversion of this Note in connection with the occurrence of a Qualified Financing.

Section 3.3 Mechanics of Conversion. Not later than ten (10) Trading Days after the Mandatory Conversion Date (the “Delivery Date”), the Company or its designated transfer agent, as applicable, shall issue and deliver to the Holder, the Conversion Securities as specified in the Mandatory Conversion Notice. Notwithstanding the foregoing, in the alternative, not later than the Delivery Date, the Company shall deliver to the Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement and/or the related documentation of the Qualified Financing, as the case may be) representing the number of Conversion Securities being acquired upon the conversion of this Note.

Section 3.4 Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may all or a portion of this Note be converted into shares of Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder and its affiliates at such time, the number of shares of Common Stock which would result in the Holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder of this Note providing the Company with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 3.4 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the Maturity Date of this Note the Holder may waive this Section 3.4 upon providing the Waiver Notice at any time during such sixty-one (61) day period; and provided, further, that any Waiver Notice during the sixty-one (61) day period prior to the Maturity Date will not be effective until the Maturity Date. In the event of a Qualified Financing and all or a portion of this Note cannot be converted into shares of Common Stock as a result of the restrictions set forth in this Section 3.4 (the “Ownership Limitation”), the Company shall comply with its Mandatory Conversion obligations set forth in Section 3.1 above to the extent consistent with such Ownership Limitation. In the event that the Common Stock issuable to the Holder upon such Qualified Financing exceeds the Ownership Limitation, on the Mandatory Conversion Date, the Company shall issue to Holder a warrant exerciseable for that number of shares of Common Stock that such Holder would have received above the Ownership Limitation had the Note been fully converted in accordance with Section 3.1 (the “Conversion Warrant”). The Conversion Warrant shall have an exercise price of $0.001 per share and be substantially in the form attached hereto as Exhibit A. The issuance of the Conversion Warrant shall be in full satisfaction of all indebtedness owed by the Company pursuant to the Note.

Section 3.5 Adjustment of Conversion Price.

(a) Until such time that no outstanding principal balance remains under this Note, the Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable

Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the holders of this Note and the Other Notes; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted to the Conversion Price in effect immediately prior to such adjustment until the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Company’s Common Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation as it would have received as a result of such Organic Change if it had converted this Note into Common Stock immediately prior to such Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Exchange Act, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, this Note and any accrued Interest shall be immediately due and payable, in cash, to the Holder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Adjustments for Issuance of Additional Shares of Common Stock.

(1) In the event the Company shall issue or sell any additional shares of common stock prior to the Mandatory Conversion Date (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 3.5(a) or pursuant to Common Stock Equivalents (hereafter defined) or Common Stock granted or issued prior to the Issuance Date) (“Additional Shares of Common Stock”), at a price per share less than the Conversion Price then in effect or without consideration (the “New Conversion Price”), then the Conversion Price upon each such issuance shall be reduced to an amount equal to such New Conversion Price.

(2) The provisions of paragraph (1) of this Section 3.5(a)(vi) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 3.5(a)(vii). No adjustment of the number of shares of Common Stock for which this Note shall be convertible shall be made under paragraph (1) of this Section 3.5(a)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents pursuant to Section 3.5(a)(vii).

(vii) Issuance of Common Stock Equivalents. In the event the Company shall at any time prior to the Mandatory Conversion Date issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than Other Notes, related Warrants or Series A-1 Preferred Stock of the Company, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the “Common Stock Equivalents”) and the aggregate price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Common Share Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 3.5(a) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants or other subscription or purchase rights therefor, then in effect upon the issuance of such warrants or other subscription or purchase rights therefor pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(viii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair market value, as determined reasonably and in good faith by the board of directors of the Company (the “Board”), of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 3.5(viii) shall be allocated among such securities and assets as determined in good faith by the Board.

(b) Record Date. In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) shares of Common Stock issued pursuant to a transaction described in Section 3.5(a)(iii) hereof; (ii) up to 3,750,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) issued or deemed issued to employees, officers, or directors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock purchase plan approved by the Board; (iii) shares of Common Stock issued or issuable (I) in a bona fide, firmly underwritten public offering under the Securities Act before which or in connection with which all outstanding shares of the Preferred Stock will be automatically converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; (iv) shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of the Purchase Agreement or subsequently issued after the date of the Purchase Agreement in accordance with this definition; (v) shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board; (vi) up to 500,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) issued or issuable to persons or entities with which this Issuer has business relationships provided such issuances are for other than primarily equity financing purposes; (vii) shares of Common Stock issued or issuable in connection with any transaction where such securities so issued are excepted from the definition “Additional Shares of Common Stock” by the affirmative vote of the Holders of at least a majority of the principal amount of the Notes issued pursuant to the Purchase Agreement; or (viii) up to 1,332,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) issued or issuable to Triple Ring Technologies, Inc. pursuant to warrants issued by the Issuer as of the date hereof as such warrants may be amended by vote of the Audit Committee of the Company.

(d) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to one hundred percent (100%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Conversion Securities issuable upon conversion of this Note pursuant to this Section 3.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of securities on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Conversion Securities shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of the fraction that would evidence such fractional shares multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date. The term “Closing Bid Price” shall mean, on any particular date (i) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC

Bulletin Board or any registered national stock exchange, the last trading price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder and reasonably acceptable to the Company, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Company.

Section 3.6 No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up but in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place but in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Company shall promptly notify the Holder of any notices sent or received, or any actions taken with respect to the Other Notes.

Section 4.2 Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this Section 4.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof. In the event that the Company does not receive at least two million seven hundred fifty thousand dollars ($2,750,000) in gross proceeds from the Initial Closing (as defined in the Purchase Agreement) on or prior to July 6, 2009, the Company may terminate this Note upon written notice to the Holder.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.9 Accredited Investor Status. In no event may the Holder convert this Note in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Act.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 4.12 Company’s Waivers.

(a) Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE

EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13 Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock or Common Stock Equivalents.

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities of the Company.

“Permitted Encumbrances” has the meaning ascribed to it in the Security Agreement.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.0001 per share.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NOVARAY MEDICAL, INC.

By:	/s/ Marc Whyte
Name:	Marc Whyte
Title:	CEO

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